Celsius Holdings, Inc. Policy Regarding the Mandatory Recovery of Compensation Effective November 1, 2023 1. Applicability. This Policy Regarding the Mandatory Recovery of Compensation (this “Policy”) applies to any Incentive Compensation paid to the Executive Officers of Celsius Holdings, Inc. (the “Company”). The Policy is intended to comply with and be interpreted in accordance with the requirements of Listing Rule 5608 (“Listing Rule 5608”) of The Nasdaq Stock Market LLC (“Nasdaq”). The provisions of Listing Rule 5608 shall prevail in the event of any conflict between the text of this Policy and such listing rule. Certain capitalized terms are defined in Section 4 hereof. 2. Recovery. (a) Triggering Event. Except as provided herein and subject to Section 2(b) below, in the event that the Company is required to prepare a Financial Restatement, the Company shall reasonably promptly recover the Recoverable Amount of any Incentive Compensation received by a current or former Executive Officer during the Look- Back Period. The Recoverable Amount shall be repaid to the Company within a reasonably prompt time after the current or former Executive Officer is notified in writing of the Recoverable Amount as set forth in Section 2(c) below. For the sake of clarity, the recovery rule in this Section 2(a) shall apply regardless of any misconduct or fault of the Company, any Executive Officer, the Company’s Board of Directors (the “Board”) or any committee thereof. (b) Compensation Subject to Recovery. Incentive Compensation subject to mandatory recovery under Section 2(a) includes any Incentive Compensation received by an Executive Officer: i) after beginning service as an Executive Officer; ii) who served as an Executive Officer at any time during the performance period for that Incentive Compensation; iii) while the Company has a class of securities listed on a national securities exchange or a national securities association; and iv) During the Look-Back Period. As used in this Section 2(b), Incentive Compensation is deemed “received” in the fiscal period that the Financial Reporting Measure specified in the applicable Incentive Compensation award is attained, even if the payment or grant of the Incentive Compensation occurs after the end of that period. For the elimination of doubt, an Executive Officer subject to this Policy may include a former Executive Officer who left the Company, retired or transitioned to a non-Executive Officer 2 role (including after serving as an Executive Officer in an interim capacity) during the applicable Look-Bac Period. This Policy applies only to Incentive Compensation received on or after October 2, 2023. (c) Recoupment. The Human Resource and Compensation Committee of the Board (the “Compensation Committee”) shall determine, at its sole discretion, the method for recouping Incentive Compensation, which may include, without limitation, (A) requiring reimbursement of Incentive Compensation previously paid; (B) seeking recovery of any gain realized on the vesting, exercise, settlement, sale, transfer, or other disposition of any equity-based awards; (C) deducting the amount to be recouped from any compensation otherwise owed by the Company to the Executive Officer; or (D) taking any other remedial and recovery action permitted by law, as determined by the Compensation Committee. (d) Recoverable Amount. i) The “Recoverable Amount” is equal to the amount of Incentive Compensation received in excess of the amount of Incentive Compensation that would have been received had it been determined based on the restated amounts in the Financial Restatement, without regard to any taxes paid by the Company or the Executive Officer. ii) In the event the Incentive Compensation is based on a measurement that is not subject to mathematical recalculation, the Recoverable Amount shall be based on a reasonable estimate of the effect of the Financial Restatement, as determined by the Compensation Committee, which shall be set forth in writing. For example, in the case of Incentive Compensation based on stock price or total shareholder return, the Recoverable Amount shall be based on a reasonable estimate of the effect of the Financial Restatement on the stock price or total shareholder return. The Company shall maintain documentation of such reasonable estimate and provide such documentation to Nasdaq in accordance with applicable Nasdaq rules. 3. Exceptions to Applicability. The Company must recover the Recoverable Amount of Incentive Compensation as stated above in Section 2(a), unless the Compensation Committee, or in the absence of such committee, a majority of the independent directors serving on the Board, makes a determination that recovery would be impracticable, and at least one of the following applies: (a) The direct expense paid to a third party to assist in enforcing recovery would exceed the Recoverable Amount, and a reasonable attempt to recover the Recoverable Amount has already been made and documented; 3 (b) Recovery of the Recoverable Amount would violate home country law (provided such law was adopted prior to November 28, 2022 and that an opinion of counsel in such country is obtained stating that recoupment would result in such violation, and such opinion must be acceptable, and provided, to Nasdaq); or (c) Recovery would likely cause an otherwise tax-qualified retirement plan, under which benefits are broadly available to employees of the Company and its subsidiaries, to fail to meet the requirements of 26 U.S.C. 401(a)(13) or 26 U.S.C. 411(a) and regulations thereunder. 4. Miscellaneous. (a) The Board or Compensation Committee may require that any incentive plan, employment agreement, equity award agreement, or similar agreement entered into on or after the date hereof shall, as a condition to the grant of any benefit thereunder, require an Executive Officer to agree to abide by the terms of this Policy, including the repayment of the Recoverable Amount of erroneously awarded Incentive Compensation; provided, that, this Policy shall apply to all Executive Officers irrespective of any such explicit agreement. Any right of recoupment under this Policy is in addition to, and not in lieu of, any other rights under applicable law, regulation or rule or any similar policy in any employment agreement, equity plan, equity award agreement or similar arrangement and any other legal remedies available to the Company; provided, further, that this Policy shall not provide for recovery of Incentive Compensation that the Company has already recovered pursuant to Section 304 of the Sarbanes-Oxley Act or other recovery obligations. (b) To the extent that an Executive Officer fails to repay the entirety of the appliable Recoverable Amount to the Company when due (as determined in accordance with this Policy), the Company shall take reasonable and appropriate actions to recover such outstanding Recoverable Amount from the applicable Executive Officer. (c) The Company shall not indemnify any Executive Officer or other individual against the loss of any incorrectly awarded or otherwise recouped Incentive Compensation. (d) The Company shall comply with applicable compensation recovery policy disclosure rules of the Securities and Exchange Commission (the “Commission”). (e) The Committee or the independent members of the Board may amend this Policy from time to time in its discretion and shall amend this Policy as it deems necessary, including as and when it determines that it is legally required by any federal securities laws, Commission rule or the rules of any national securities exchange or national securities association on which the Company’s securities are then listed. The Board or the independent members of the Board may terminate this Policy at any time. Notwithstanding anything in this Section 4(d) to the contrary, no amendment or termination of this Policy shall be effective if such amendment or termination would (after taking into account any actions taken by the Company contemporaneously with such amendment or termination) cause the Company to violate any federal securities 4 laws, Commission rule, or the rules of any national securities exchange or national securities association on which the Company’s securities are then listed. 5. Definitions. (a) Executive Officer. “Executive Officer” means the Company’s Chief Executive Officer, President, Chief Financial Officer, or principal accounting officer (or, if there is no such accounting officer, the Controller), any vice-president of the Company in charge of a principal business unit, division or function (such as sales, administration or finance), and any other officer or person who performs a policy-making function for the Company, whether such person is employed by the Company or a subsidiary thereof For the sake of clarity, ”Executive Officer” includes at a minimum executive officers identified by the Board pursuant to Item 401(b) of Regulation S-K. (b) Financial Reporting Measure. “Financial Reporting Measure” means any reporting measure that is determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, and any measures that are derived wholly or in part from such measures. Stock price and total shareholder return are considered to be Financial Reporting Measures for purposes of this Policy. A financial reporting measure need not be presented within the financial statements or included in a filing with the Commission. (c) Financial Restatement. A “Financial Restatement” means any accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under applicable securities laws, including any required accounting restatement to correct an error in previously issued financial statements that (i) is material to the previously issued financial statements (commonly referred to as a “Big R” restatement), or (ii) is not material to previously issued financial statements, but would result in a material misstatement if the error were left uncorrected in the current period or the error correction were recognized in the current period (commonly referred to as a “little r” restatement). For purposes of this Policy, the date of a Financial Restatement will be deemed to be the earlier of (i) the date the Board, a committee of the Board, or officers authorized to take such action if Board action is not required, concludes, or reasonably should have concluded, that the Company is required to prepare an accounting restatement, and (ii) the date a court, regulator, or other legally authorized body directs the Company to prepare an accounting restatement. Notwithstanding the foregoing, none of the following changes to the Company’s financial statements represent error corrections and shall not be deemed a Financial Restatement: (a) retrospective application of a change in accounting principle; (b) retrospective revision to reportable segment information due to a change in the structure of the Company’s internal organization; (c) retrospective reclassification due to a discontinued operation; (d) retrospective application of a change in reporting entity, such as from a reorganization of entities under common control; and (e) retrospective revision for stock splits, reverse stock splits, stock dividends or other changes in capital structure.

5 (d) Incentive Compensation. “Incentive Compensation” means any compensation that is granted, earned, or vests based wholly or in part upon the attainment of a Financial Reporting Measure, but does not include awards that are earned or vest based solely on the continued provision of services for a period of time. (e) Look-Back Period. The “Look-Back Period” means the three completed fiscal years immediately preceding the date of a Financial Restatement and any transition period as set forth in Listing Rule 5608.